UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2026

TERADATA CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17095 Via Del Campo
San Diego, California 92127

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	TDC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, including most recently in Part II, Item 1 of Teradata Corporation’s (“Teradata”) Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, Teradata has been involved in several litigation proceedings (collectively, the “Litigation”) against SAP SE, SAP America, Inc., and SAP Labs, LLC (collectively, “SAP” and with “Teradata” the “Parties”). On February 19, 2026 (the “Effective Date”), Teradata entered into a Settlement Agreement (the “Settlement Agreement”) with SAP, pursuant to which the Parties have agreed, among other things, to (i) resolve all past and pending litigation between the Parties, including the Litigation and (ii) mutual releases of all claims and liabilities asserted or that could have been asserted in the Litigation. As a result of the Settlement Agreement, Teradata will receive a gross payment of $480 million (the “Settlement Amount”) no later than 60 days after the Effective Date. Upon Teradata’s receipt of the Settlement Amount, the Parties will request that the court dismiss all claims, defenses and counterclaims with prejudice. Teradata believes that the net cash benefit of the Settlement Amount after associated fees and expenses, including a customary contingent fee arrangement and other outstanding legal fees incurred in connection with the Litigation, will be in the range of approximately $355–$362 million before taxes (the “Net Proceeds”). Teradata is currently evaluating the appropriate use of the Net Proceeds and will provide an update on its 2026 first quarter earnings call.

Safe Harbor Statement
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “focus,” “see,” “commit,” “should,” “project,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. All statements, other than statements of historical facts, included in this Current Report on Form 8-K which address activities, events or developments that Teradata expects or anticipates will or may occur in the future, including statements associated with the receipt of the Settlement Amount and Net Proceeds, are forward-looking statements. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this Form 8-K filing, other risks and uncertainties could affect the Company’s future results, and could cause actual results to differ materially from those expressed in such forward-looking statements, including those relating to: the global economic environment and business conditions in general, including inflation, tariffs, and/or recessionary conditions; the ability of our suppliers to meet their commitments to us; the timing of purchases, migrations, or expansions by our current and potential customers, including our ability to retain customers; the rapidly changing and intensely competitive nature of the information technology industry, the data analytics business, and artificial intelligence capabilities; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our refreshed brand, business transformation program or restructuring, sales and operational execution initiatives, and cost saving initiatives, including restructuring actions; risks inherent in operating in foreign countries, including sanctions, tariffs, foreign currency fluctuations, and/or acts of war; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services, including for our artificial intelligence, cloud, on-prem, and hybrid offerings; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from the implementation of a new ERP system and changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: February 23, 2026	By:	/s/ Scot F. Rogers
Scot F. Rogers
Chief Administrative Officer and Secretary